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                                                                EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We cosnent to the incorporation by reference in the registration statement of Merrill Corporation on Form S-8 (THE "REGISTRATION STATEMENT") of our report dated March 25, 1997, except as to the second paragraph of Note 10, for which the date is April 16, 1997, on our audits of the consolidated financial statements of Merrill Corporation as of January 31, 1997 and 1996, and for the years ended January 31, 1997, 1996 and 1995, which report is incorporated by reference in the Annual Report on Form 10-K for the year ended January 31, 1997, and our report dated March 25, 1997, on the related financial statement schedule included in the Annual Report on Form 10-K for the year ended January 31, 1997. We also consent to the reference to our Firm under Item 3. of the Registration Statement, "Incorporation of Documents by Reference."

                                         /s/ Coopers & Lybrand L.L.P.

                                         COOPERS & LYBRAND L.L.P.

St. Paul, Minnesota
May 30, 1997